                                                            Exhibit 2
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-18417 and 33-44582 on Forms S-8 of Public Service Enterprise Group Incorporated of our report dated June 26, 1996 appearing in this Annual Report on Form 11-K of the Public Service Electric and Gas Company Employee Savings Plan for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
June 27, 1996